Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

NORTHPOINTE BANCSHARES, INC.

A Michigan corporation

Article I
OfFICES

1.1            Registered Office. The registered office of Northpointe Bancshares, Inc. (the “Corporation”) shall be located at the address specified in the Articles of Incorporation or at such other place as may be determined by the Corporation’s board of directors (the “Board of Directors” or “Board”) if notice thereof is filed with the State of Michigan.

1.2            Other Offices. The business of the corporation may be transacted at such locations other than the registered office, within or outside the State of Michigan, as the Board of Directors may from time to time determine or as the business of the corporation may require.

Article II
cAPITAL SHARES

2.1            Share Certificates. Certificates representing shares of the corporation shall be in such form as is approved by the Board of Directors. Certificates shall be signed in the name of the corporation by the Chairman of the Board of Directors, the President or a Vice President, and may also be signed by another officer of the Corporation, and shall be sealed with the seal of the corporation, if one is adopted. If an officer who has signed a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

2.2            Replacement of Lost or Destroyed Certificates. If a share certificate is lost or destroyed, no new certificate shall be issued in place of until the corporation has received such assurances, representations, warranties, or guarantees from the registered holder as the Board of Directors, in its sole discretion, deems advisable and until the corporation receives such indemnification against any claim that may be made on account of the lost or destroyed certificate, or the issuance of any new certificate in place thereof, including an indemnity bond in such amount and with such sureties, if any, as the Board of Directors, in its sole discretion, deems advisable. Any new certificate issued in place of any lost or destroyed certificate shall be plainly marked "duplicate" upon its face.

2.3            Transfer of Shares: Shareholder Records. Capital shares of the Corporation shall be transferable only upon the books of the Corporation. The old certificates shall be surrendered to the corporation by delivery to the person in charge of the transfer books of the corporation, or to such other person as the Board of Directors may designate, properly endorsed for transfer and the old certificates shall be cancelled before a new certificate is issued. The Corporation shall keep records containing the names and addresses of all shareholders, the number, class, and series of shares held by each, and the date when they respectively became holders of record thereof at its registered office. The Corporation shall be entitled to treat the person in whose name any share, right, or option is registered as the owner thereof for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim, regardless of any notice thereof, except as may be specifically required by the laws of the State of Michigan.

2.4            Rules Governing Share Certificates. The Board of Directors shall have the power and authority to make such rules and regulations as they may deem expedient concerning the issue, transfer, and registration of share certificates.

2.5            Record Date for Share Rights. The Board of Directors may fix in advance a date not exceeding sixty (60) days preceding the date of payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital shares shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend or other distribution, or any such allotment of rights, or to exercise rights with respect to any such change, conversion, or exchange of capital shares and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, or allotment of rights, or exercise such rights, as the case may be, notwithstanding the transfer of any shares on the books of the corporation after such record date. If the Board of Directors shall fail to fix a Record Date, the Record Date for the purposes specified herein shall be the close of business on the date on which the resolution of the Board of Directors relating thereto is adopted.

2.6            Dividends. The Board of Directors, in its discretion, may from time to time declare and direct payment of dividends or other distributions upon the corporation’s outstanding shares out of funds legally available for such purposes which may be payable in cash or other property permitted by law.

In addition to the declaration of dividends or other distributions provided in the preceding paragraph of this Section 2.6, the Board of Directors, in its discretion, from time to time declare and direct payment of a dividend in shares of the Corporation, upon its outstanding shares, in accordance with and subject to the provisions of the Business Corporation Act of Michigan.

2.7            Redemption of Control Shares. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the corporation, shall at any time during the period of sixty (60) days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be subject to redemption by the Corporation. After an acquiring person statement has been filed with the Corporation and after the meeting at which the voting rights or the control shares acquired in a control shares acquisition are submitted to the shareholders, the shares shall be subject to the redemption of the Corporation unless the shares are accorded full voting rights by the shareholders as provided in Section 798 of the Michigan Business Corporation Act. Redemption of shares pursuant to this Section 2.7 shall be at the fair value of the shares pursuant to procedures adopted by the Board of Directors of the Corporation.

The terms “control shares”, “control share acquisition”, “acquiring person statement”, “acquiring person” and “fair value” as- used in this bylaw, shall have the meanings ascribed to them, respectively, in Chapter 78 (known as the Stacey, Bennett, and Randall Shareholder Equity Act) of the Michigan Business Corporation Act.

Article III

SHAREHOLDERS

3.1            Place of Meetings. Meetings of shareholders shall be held (i) at the registered office of the Corporation (ii) at such other place, within or outside the State of Michigan, or (iii) by such means of electronic transmission or other means of remote communication, or a combination thereof, including, but not limited to, communications through conference telephone, videoconference, the internet or such other means by which persons not physically present in the same location may communicate with each other on a substantially concurrent basis, as may be determined from time to time by the Board of Directors; provided, however, that if a shareholders meeting is to be held at a place other than the registered office, the notice of the meeting shall designate such place. All references in this Article III to “in person” representation or appearance at a meeting of the shareholders or voting at any such meeting shall be deemed to include representation, appearance or voting by means of electronic transmission or other means of remote communication established by the Board of Directors for such purpose.

3.2            Annual Meeting. Annual meetings of shareholders for election of directors and for such other business as may come before the meeting shall be held at such time and place (including by means of remote communication) as is determined by the Board of Directors each year; provided, however, that if the Board of Directors shall fail to set a date for the annual meeting of shareholders in any year, then the annual meeting of shareholders shall be held on the third Thursday of May in each year, but if such day is a legal holiday, then the meeting shall be held on the first business day following.

3.3            Special Meetings. Special meetings of shareholders may be called by the Chairman of the Board, the President, or any two (2) directors and shall be called by one of them pursuant to resolution therefor by the Board of Directors.

3.4            Record Date for Notice and Vote. The Board of Directors may fix in advance a date not more than sixty (60) nor less than ten (10) days before the date of a shareholders meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at the meeting or adjournments thereof or to express consent or to dissent from a proposal without a meeting. If the Board of Directors fails to fix a record date as provided in this Section 3.4, the record date for determination of shareholders entitled to notice of or to vote at a shareholders meeting shall be the close of business on the day on which notice is given or, if no notice is given, the day next preceding the day on which the meeting is held, and the record date for determining shareholders entitled to express consent or to dissent from a proposal without a meeting shall be the close of business on the day on which the resolution of the Board of Directors relating to the proposal is adopted.

3.5            Notice of Meetings. Written notice of the time, place (or providing instructions on how to access the meeting by electronic transmission or other means of remote communication), and purpose of any shareholders meeting shall be given to shareholders entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be given either by delivery personally, by mail or by a form of electronic transmission to shareholders at their addresses (including email) as the same appear in the records of the corporation. Notice of a meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting. Attendance of a shareholder at a meeting shall constitute both (i) a waiver of notice or defective notice except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to holding the meeting or transacting any business because the meeting has not been lawfully called or convened, and (ii) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, except when the shareholder objects to considering the matter when it is presented.

3.6            Voting Lists. The corporation’s officer or the agent having charge of its share transfer books shall prepare and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series and shall show the address of, and number of shares held by, each shareholder. The list shall be produced at the time and place of the shareholders and be subject to inspection, but not copying, by any share-holder at any time during the meeting for the purpose of determining who is entitled to vote at the meeting. If for any reason the requirements with respect to the shareholder list specified in this Section 3.6 have not been complied with, any shareholder, either in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, may demand that the meeting be adjourned and the same shall be adjourned until the requirements are complied with; provided, however, that failure to comply with such requirements does not affect the validity of any action taken at the meeting before such demand is made.

3.7            Voting. Except as may be otherwise provided in the Articles of Incorporation, each shareholder entitled to vote at a shareholders meeting, or to express consent or dissent without a meeting, shall be entitled to one vote, in person or by written proxy, for each share entitled to vote held by such shareholder. A proxy shall be in writing and shall be executed by the shareholder or the shareholder's authorized agent or representative or shall be transmitted electronically to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization or similar agent fully authorized by the person who will hold the proxy to receive that transmission and include or be accompanied by information from which it can be determined that the electronic transmission was authorized by the shareholder. A complete copy, facsimile or other reliable reproduction of the proxy may be substituted or used in lieu of the original proxy for any purpose for which the original could be used. No proxy shall be voted after three (3) years from its date unless the proxy provides for a longer period. A vote may be cast either orally or in writing (including by electronic transmission or other means of remote communication) as announced or directed by the person presiding at the meeting prior to the taking of the vote. When an action other than the election of directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the express provisions of the Michigan Business Corporation Act or the Articles of Incorporation. Except as otherwise expressly required by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

3.8            Quorum. Except as may be otherwise provided in the Articles of Incorporation, shares equaling a majority of all of the voting shares of the corporation issued and outstanding, represented in person or by proxy, shall constitute a quorum at a meeting. Meetings at which less than a quorum is represented may be adjourned by a vote of a majority of the shares present to a future date without further notice other than the announcement at such meeting and, when a quorum shall be present upon such adjourned date, any business may be transacted which might have been transacted at the meeting as originally called. Shareholders present in person or by proxy at any shareholders meeting may continue to do business until adjournment, notwithstanding the withdrawal of shareholders to leave less than a quorum.

3.9            Conduct of Meetings. The officer, who is to preside at meetings of shareholders pursuant to Article V of these Bylaws, or his or her designee, shall determine the agenda and the order in which business shall be conducted unless the agenda and the order of business have been fixed by the Board of Directors. Such officer or designee shall call meetings of shareholders to order and shall preside unless otherwise determined by the affirmative vote of a majority of all the voting shares of the corporation issued and outstanding. If disorder should arise which prevents the continuation of the legitimate business of the meeting, the presiding officer may announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned. The presiding officer may ask or require that anyone who is not a bona fide shareholder or proxy leave the meeting. The secretary of the Corporation shall act as secretary of all meetings of shareholders, but in the absence of the secretary at any shareholders meeting, or his or her inability or refusal to act as secretary, the presiding officer may appoint any person to act as secretary of the meeting.

3.10          Inspector of Elections. The Board of Directors may, in advance of a shareholders meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof. In the event inspectors are not so appointed, or an appointed inspector fails to appear or act, the person presiding at the shareholders meeting may, and on request of a shareholder entitled to vote thereat, shall, appoint one or more persons to fill such vacancy or vacancies or to act as inspector. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine challenges and questions arising in connection with the right to vote, count, and tabulate votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

3.11          Shareholder Proposals and Shareholder Director Nominations.

 (a)            At any annual or special meeting of shareholders of the Corporation, only such business or nominations as shall have been properly brought before the meeting shall be conducted. To be properly brought before an annual meeting, business or nominations must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a shareholder of the Corporation who was a shareholder of record at the time the notice provided for in this Section 3.11 was given or delivered to the Corporation who is entitled to vote at such meeting and who complies fully with the notice procedures and other information requirements set forth in Section 3.11 in addition to any other applicable law, rule or regulation applicable to such meeting.

 (b)            In order for business to be properly brought by a shareholder before an annual meeting of Corporation shareholders, the shareholder must, in addition to any other applicable requirement, have given timely notice in proper form to an officer of the Corporation. To be timely, a shareholder’s notice must be delivered to or received at the principal office of the Corporation (i) not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day in advance of the anniversary of the previous year’s annual meeting of Corporation shareholders if such meeting is to be held on a date that is not more than thirty (30) calendar days in advance of the anniversary of the previous year’s annual meeting, or not later than 70 calendar days after the anniversary of the previous year’s annual meeting, and (ii) with respect to any other annual meeting, the close of business on the 10th calendar day following the date of public disclosure of the date of such meeting. In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). The number of nominees a shareholder may nominate for election at an annual meeting (or in the case of a shareholder giving notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

 (c)            To be in proper form, a shareholder’s notice to the Secretary to submit a nomination or other business shall be in writing and set forth (i) a brief description of the business desired to be brought before the annual meeting (and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the nomination or proposal is made, of the shareholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation owned beneficially or of record by the shareholder, (iv) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and/or by proxy at the meeting to propose such business or nomination; (v) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice; (vi) any material interest of the shareholder (and the beneficial owner, if any) in such business, (vii) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (viii) (A) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the nomination or any other business between or among such shareholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (regardless of whether a Schedule 13D is required) and a representation that the shareholder will notify the Secretary of the Corporation in writing within five business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of such record date, (B) a description of any agreement, arrangement or understanding (whether or not in writing) (including without limitation any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of such shareholder’s notice by, or on behalf of, such shareholder or beneficial owner, the effect or intent of which is to mitigate loss to, or manage risk or benefit from changes in the share price of any class or series of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the shareholder or beneficial owner with respect to shares of the Corporation’s capital stock, and the shareholder’s agreement to notify the Corporation in writing within five business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of such record date and (C) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such shareholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of capital stock of the Corporation, including the number of shares that are subject to such agreement, arrangement or understanding, and a representation that the shareholder will notify the Secretary of the Corporation in writing within five business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of such record date, (ix) completed and signed questionnaires required of the Corporation’s directors from each person whom the shareholder proposes to nominate for election as a director (which questionnaires shall be provided to the person the shareholder proposes to nominate within five business days of receipt of a request); (x) (A) in the case of a nomination of one or more persons for election to the Board of Directors, a representation that the shareholder or the beneficial owner, if any, will or is part of a group that will (1) solicit proxies from holders of the Corporation’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of directors, (2) include a statement to that effect in its proxy statement and/or its form of proxy, (3) otherwise comply with Rule 14a-19 under the Exchange Act and (4) provide the Secretary of the Corporation not less than five business days prior to the meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the Secretary in good faith) that such shareholder and/or beneficial owner, if any, complied with such representations and (B) in the case of a proposal not involving the nomination of directors, a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies or votes from shareholders in support of such proposal; and (xi) all other information relating to the nomination or proposed business which may be required to be disclosed under applicable law. The Corporation also may require any shareholder giving a notice of nomination or bringing any item of business before an annual meeting, any beneficial owner on whose behalf a nomination is made or any item of business is brought before an annual meeting and any proposed nominee to furnish such other information as the Corporation may reasonably require with respect to any nomination or other item of business brought before an annual meeting or to determine the eligibility, suitability or qualifications of such proposed nominee to serve as a director of the Corporation, including such additional information as necessary to permit the Board of Directors to determine if such proposed nominee is independent, including for purposes of serving on any committee of the Board of Directors, under the listing standards of each U.S. exchange upon which the capital stock of the Corporation is listed, any applicable rules of the FDIC or SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to directors. In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information reasonably requested by the Corporation. Any additional information shall be delivered to the Secretary of the Corporation within five business days after the request by the Corporation for such information has been delivered to such person.

 (d)            Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a meeting of Corporation shareholders, shareholders must provide notice as required by the regulations promulgated under the Exchange Act and meet the eligibility and other requirements set out in Rule 14. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting of shareholders of the Company except in accordance with the procedures set forth in this Section 3.11 and the Exchange Act and the rules promulgated thereunder. In the event of a discrepancy between these bylaws and the rules promulgated under the Exchange Act, the rules promulgated under the Exchange Act shall govern.

3.12          Records. All (i) corporate minutes, (ii) proxy solicitation records, (iii) originals of all communications received and copies of all communications sent relating to such solicitation, (iv) shareholder records (as described in Section 2.3) (collectively, “Records”) shall be retained for a period of not less than three (3) years, the first two years in an easily accessible place, as determined by the Board.

Article IV

DIRECTORS

4.1            Board of Directors. Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, the business and affairs of the corporation shall be managed by a Board of Directors. The Board of Directors shall consist of not less than two (2) nor more than twenty-five (25) directors. The number of directors may vary between said minimum and maximum, and within said limits, the Board of Directors may, from time to time, by resolution fix the number of directors to comprise the Board of Directors. Directors shall be elected at each annual meeting of shareholders to serve until the next annual meeting of shareholders or until their successors are elected and qualified or until their earlier resignation, removal or death.

4.2            Resignation and Removal. A director may resign by written notice to the Corporation, which resignation is effective upon its receipt by the Corporation or at a subsequent time as set forth in the notice. Notwithstanding any other provisions of these Bylaws or the Articles of Incorporation of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Bylaws or the Articles of Incorporation of the Corporation), any one or more directors of the Corporation may be removed at any time, but only for cause by the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

4.3            Vacancies and Increase in Number. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by an affirmative vote of a majority of the directors remaining in office. Any director so chosen shall hold office until the next annual meeting of shareholders and until his or her successor shall be duly elected and qualified or until his or her earlier resignation, removal or death. No decrease in the number of directors shall shorten the term of any incumbent director.

4.4            Place of Meetings and Records. The directors shall hold their meetings and maintain the minutes of the proceedings of meetings of shareholders, the Board of Directors, and committees off the Board of Directors, if any, and keep the books and records of account for the corporation in such place or places, within or outside the State of Michigan (including by means of remote communication), as the Board of Directors may from time to time determine.

4.5            Annual Meetings. The annual meeting of the Board of Directors shall be held, without notice other than this Section 4.5, at the same place and immediately after the annual shareholders meeting. If such meeting is not so held, whether because a quorum is not present or for any other reason, or if the directors were elected by written consent without a meeting, the annual meeting of the Board of Directors shall be called in the same manner as hereinafter provided for special meetings of the Board of Directors.

4.6            Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board. Any notice given of a regular meeting need not specify the business to be transacted or the purpose of the meeting.

4.7            Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the president and shall be called by one of them on the written request of any two (2) directors, upon at least two (2) days written notice to each director, or twenty-four (24) hours’ notice, given personally, by telephone or by means of electronic communication. The notice does not need to specify the business to be transacted or the purpose of the special meeting. Attendance of a director at a special meeting constitutes a waiver of notice of the meeting, except where a director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

4.8            Quorum and Vote. A majority of the members of the Board then in office constitutes a quorum for the transaction of business and the vote of a majority of the members present at any meeting at which a quorum is present constitutes the action of the Board of Directors, unless the vote of a larger number is specifically required by the Articles of Incorporation or these Bylaws. If a quorum is not present, the members present may adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum is present.

4.9            Action Without a Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, before or after the action, all members of the Board of Directors, then in office, or such committee, consent thereto in writing. The written consent shall be filed with the minutes of the proceedings of the Board of Directors or committee and the consent shall have the same effect as a vote of the Board of Directors or committee for all purposes.

4.10          Report to Shareholders. The Board of Directors shall cause a financial report of the corporation for the preceding fiscal year to be made and distributed to each shareholder within four months after the end of each fiscal year. The report shall include the corporation’s statement of income, its year-end balance sheet, and, if prepared by the corporation, its statement of source and application of funds.

4.11          Corporate Seal. The Board of Directors may authorize a suitable corporate seal, which seal shall be kept in the custody of the Secretary and used by the Secretary.

4.12          Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at meetings of the Board or of any committee of which they are a member. In addition thereto or in lieu thereof, as determined by resolution of the Board of Directors, a director may be paid a fixed sum for the attendance at each meeting of the Board, or of a committee thereof, or may be paid a stated salary for serving as a director as well as additional stated salary for serving on any committee of the Board.

4.13          Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, elect or appoint from its own members an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, and such other committee or committees as the Board may see fit to establish. Each such committee shall consist of two (2) or more of the directors of the Corporation, and shall possess such powers and be charged with such responsibilities as are delegated by the Board of Directors. All committees shall keep regular minutes of their proceedings and report to the Board when required. No committee shall have the power or authority to amend the Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease, or exchange of all or substantially all of the corporation’s property and assets, recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution, fill vacancies in the Board of Directors, fix compensation of the directors for serving on the Board or on a committee, amend these Bylaws, or declare a dividend or authorize the issuance of shares unless the power to declare a dividend or to authorize the issuance of shares is granted to such committee by specific resolution of the Board of Directors.

4.14          Meeting Participation by Use of Communication Equipment. Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board or committee, as the case may be, by using a conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Section 4.14 shall constitute presence at the meeting.

Article V
OFFICERS

5.1            Officers. The officers of the corporation shall be a president, a treasurer, and a secretary, all of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect a chairman and one or more vice presidents who shall also be officers of the corporation if elected. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. None of the officers of the corporation, other than the chairman, need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual shareholders meeting. Any two (2) or more offices may be held by the same person, but an officer shall not execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required by law to be executed, acknowledged, or verified by two (2) or more officers.

5.2            Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board may, by specific resolution, empower the chairman, the president, or the executive committee, if such a committee has been designated by the Board, to appoint such subordinate officers or agents and to determine their powers and duties.

5.3            Removal. The chairman, president, any vice president, secretary, and treasurer may be removed at any time, with or without cause, but only by the affirmative vote of a majority of the whole Board of Directors. Any assistant secretary or assistant treasurer, or subordinate officer or agent appointed pursuant to Section 5.2, may be removed at any time, with or without cause, by action of the Board of Directors or by the committee or officer, if any, empowered to appoint such assistant secretary or assistant treasurer or subordinate officer or agent.

5.4            Compensation of Officers. Compensation of officers for services rendered to the corporation shall be established by the Board of Directors.

5.5            Chairman. The Chairman of the Board of Directors, if one be elected, shall be elected by the directors from among the directors then serving. The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the Board of Directors and shall perform such other duties as may be determined by resolution of the Board of Directors including, if the Board shall so determine, acting as the chief executive officer of the corporation, in which case the Chairman shall have general supervision, direction, and control of the business of the corporation and shall have the general powers and duties of management usually vested in or incident to the office of the chief executive officer of a corporation.

5.6            President. Unless the Board shall determine otherwise, the President shall be the chief executive officer as well as the chief operating officer of the corporation and shall have general supervision, direction, and control of the business of the corporation as well as the duty and responsibility to implement and accomplish the objectives of the corporation. In the absence or nonelection of a chairman, the president shall preside at all meetings of shareholders and at all meetings of the Board of Directors. The president shall perform such other duties as may be assigned by the Board of Directors.

5.7            Vice Presidents. Each vice president shall have such power and shall perform such duties as may be assigned by the Board of Directors and may be designated by such special titles, as the Board of Directors shall approve.

5.8            Treasurer. The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. The treasurer shall deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be selected by the Board of Directors. The treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the chief executive officer, taking proper vouchers for such disbursements. In general, the treasurer shall perform all duties incident to the office of treasurer and such other duties as may be assigned by the Board of Directors.

5.9            Secretary. The secretary shall give or cause to be given notice of all meetings of shareholders and directors and all other notices required by law or by these Bylaws; provided, however, that in the case of the secretary’s absence, or refusal or neglect to do so, any such notice may be given by any person so directed by the chief executive officer or by the directors, or by the shareholders upon whose requisition the meeting is called, as provided in these Bylaws. The secretary shall record all the proceedings of meetings of shareholders and of the directors in one or more books provided for that purpose and shall perform all duties incident to the office of secretary and such other duties as may be assigned by the Board of Directors.

5.10          Assistant Treasurers and Assistant Secretaries. Assistant treasurers and assistant secretaries, if any shall be appointed, shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors or by the officer or committee who shall have appointed such assistant treasurer or assistant secretary.

5.11          Bonds. If the Board of Directors shall require, the treasurer, any assistant treasurer, or any other officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of his or her respective duties and offices.

Article VI
CONTRACTS, LOANS, CHECKS, and deposits

6.1            Contracts. The Board may authorize any officer, or officers, or agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

6.2            Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name; unless authorized by a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

6.3            Checks. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer, or officers, or agent, or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

6.4            Deposits. All funds of the corporation, not otherwise employed, shall be deposited to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

Article VII
MISCELLANEOUS

7.1            Fiscal Year. The fiscal year of this corporation shall be fixed by resolution of the Board of Directors.

7.2            Notices. Whenever any written notice is required to be given under the provisions of any law, the Articles of Incorporation, or by these Bylaws, it shall not be construed or interpreted to mean personal notice, unless expressly so stated, and any notice so required shall be deemed to be sufficient if given in writing by mail, by depositing the same in a Post Office box, postage prepaid, addressed to the person entitled thereto at his or her address as it appears in the records of the corporation. Such notice shall be deemed to have been given at the time and on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings, except as otherwise provided by law or these Bylaws.

7.3            Waiver of Notice. Whenever any notice is required to be given under the provisions of any law, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

7.4            Voting of Securities. Securities of another corporation, foreign or domestic, standing in the name of this corporation, which are entitled to vote may be voted, in person or by proxy, by the chairman or the president of this corporation or by such other or additional persons as may be designated by the Board of Directors.

7.5            Inconsistencies with Articles of Incorporation. In the event of any inconsistency between any provision of these Bylaws and any provision of the Corporation’s Articles of Incorporation, the Articles of Incorporation shall control.

Article VIII
INDEMNIFICATION

Indemnification of directors, officers and others shall be made by the corporation as provided in the Articles of Incorporation.

Article IX
amendemnts

These Bylaws may be amended or repealed or new Bylaws adopted by a majority vote of the Board of Directors at any regular or special meeting, or by vote of the holders of a majority of the outstanding voting shares of the Corporation at any annual or special meeting if notice of the proposed amendment, repeal, or adoption is contained in the notice of the meeting.